Exhibit 23.1



                INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Varlen Corporation on Form S-8 of our reports dated March 3, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Varlen Corporation for the year ended January 31, 1997.




/s/Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Chicago, Illinois
February 4, 1998